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                                                                  Exhibit 99.01






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                           R. H. DONNELLEY CORPORATION


                     1991 KEY EMPLOYEES' STOCK OPTION PLAN,
                             As Amended and Restated





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                           R. H. DONNELLEY CORPORATION
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                     1991 KEY EMPLOYEES' STOCK OPTION PLAN,
                             As Amended and Restated

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                                                                          Page
                                                                          ----
1.   Purpose of the Plan.....................................................4

2.   Stock Subject to the Plan...............................................4

3.   Administration..........................................................4

4.   Eligibility.............................................................5

5.   Termination Date for Grants.............................................5

6.   Terms and Conditions of Stock Options...................................5

7.   Terms and Conditions of Stock Appreciation Rights......................10

8.   Transfers and Leaves of Absence........................................11

9.   Adjustments Upon Changes in Capitalization or Other Events.............11

10.  Use of Proceeds........................................................14

11.  Amendments.............................................................14

12.  Effectiveness of the Plan and Amendments...............................14

                           R. H. DONNELLEY CORPORATION
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                     1991 KEY EMPLOYEES' STOCK OPTION PLAN,
                             As Amended and Restated

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1.       Purpose of the Plan

         The purpose of the Plan is to aid R.H. Donnelley Corporation (herein called the "Company") and its subsidiaries in securing and retaining key employees of outstanding ability and to motivate such employees to exert their best efforts on behalf of the Company and its subsidiaries by providing incentive through the award of stock options and stock appreciation rights. The Company expects that it will benefit from the added interest which such key employees will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

2.       Stock Subject to the Plan

         The total number of shares of Common Stock of the Company which may be issued under the Plan from and after July 1, 1998 shall be 29,800,000, subject to adjustment as provided in Section 9. The maximum number of shares for which stock options may be granted from the 1995 Annual Meeting during the remaining term of the Plan to any individual optionee shall be 7,000,000, subject to adjustment as provided in Section 9. The shares may consist, in whole or in part, of unissued shares or treasury shares. Issuance of shares of Common Stock upon exercise of a stock option or reduction of the number of shares of Common Stock subject to a stock option upon exercise of a stock appreciation right shall reduce the total number of shares of Common Stock available under the Plan. Shares which are subject to unexercised stock options which terminate or lapse may be optioned again under the Plan.

3.       Administration

         The Board of Directors of the Company shall appoint a Compensation and Benefits Committee (herein called the "Committee") consisting of at least three members of the Board of Directors who shall administer the Plan and serve at the pleasure of the Board. Each member of the Committee shall not be eligible to participate in the Plan. The Committee shall have the authority, consistent with the Plan, to determine the provisions of the stock options and stock appreciation rights to be granted, to interpret the Plan and the stock options and the stock appreciation rights granted under the Plan, to adopt, amend and rescind rules and regulations for the administration of the Plan, the stock options and the stock appreciation rights and generally to conduct and administer the Plan and to make all determinations in connection therewith which may be necessary or advisable, and all such actions of the Committee shall be binding upon all participants. The Committee shall require payment of any amount the Company may determine to be necessary to withhold for federal, state or local taxes as a result of the exercise of a stock option or a stock appreciation right.

4.       Eligibility

         Key employees (but not members of the Committee and any person who serves only as a Director) of the Company and its subsidiaries (within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code")), who are from time to time responsible for the management, growth and protection of the business of the Company and its subsidiaries, are eligible to be granted stock options or stock appreciation rights under the Plan. The participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares to be covered by the stock options or stock appreciation rights or both granted to each participant. An employee may not be granted a stock option, however, if at the time such option is to be granted, such employee owns stock of the Company or any of its subsidiaries possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any such subsidiary. For purposes of the preceding sentence, the attribution rules of stock ownership set forth in Section 424(d) of the Code shall apply. The granting of a stock option or stock appreciation right under the Plan shall impose no obligation on the Company or any subsidiary to continue the employment of an optionee and shall not lessen or affect the right to terminate the employment of an optionee.

5.       Termination Date for Grants

         No stock option or stock appreciation right may be granted under the Plan after February 19, 2001, but stock options or stock appreciation rights theretofore granted may extend beyond that date.

6.       Terms and Conditions of Stock Options

         Stock options granted under the Plan shall be, as determined by the Committee, non-qualified, incentive or other stock options for federal income tax purposes, as evidenced by stock option grants, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

          (a) Option Price. The option price per share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Common Stock on the date a stock option is granted. For purposes of the Plan, unless otherwise determined by the Committee, "Fair Market Value" of Common Stock means, as of a given date, the average of the high and low sales prices per share of Common Stock reported on a consolidated basis for securities listed on the principal stock exchange or market on which Stock is traded on the date immediately preceding the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

          (b) Exercisability. Stock options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall a stock option be exercisable more than ten years after the date it is granted. The Committee may accelerate the date any previously granted Option will become exercisable.

          (c) First Year Non-Exercisability. Except as provided in elsewhere in this Paragraph 6 and in Paragraph 9 of the Plan, no stock option shall be exercisable during the year ending on the first anniversary date of the granting of the stock option.

          (d) Exercise of Stock Options. Except as otherwise provided in the Plan or the stock option, a stock option may be exercised for all, or from time to time any part, of the shares for which it is then exercisable. The option price for the shares as to which a stock option is exercised shall be paid to the Company in full, or adequate provision for such payment made, at the time of exercise at the election of the optionee (i) in cash, (ii) in shares of Common Stock of the Company having a Fair Market Value equal to the option price for the shares being purchased and satisfying such other requirements as may be imposed by the Committee or (iii) partly in cash and partly in such shares of Common Stock of the Company. The Committee may permit the optionee to elect, subject to such terms and conditions as the Committee shall determine, to have the number of shares deliverable to the optionee as a result of the exercise reduced by a number sufficient to pay the amount the Company determines to be necessary to withhold for federal, state or local taxes as a result of the exercise of the stock option. No optionee shall have any rights to dividends or other rights of a shareholder with respect to shares subject to a stock option until the optionee has given written notice of exercise of the stock option, paid in full for such shares or made adequate provision therefor and, if requested, given the representation described in Paragraph 6(h) of the Plan.

          (e) Exercisability Upon Termination of Employment by Death. If an optionee's employment by the Company or a subsidiary terminates by reason of death, the stock option thereafter may be exercised for three years after the date of death or the remaining stated period of the stock option, whichever period is shorter, to the full extent of the stock option regardless of the extent to which it was exercisable at the time of death (including death less than one year after the date of grant).

          (f) Exercisability Upon Termination of Employment by Disability or Retirement. If an optionee's employment by the Company or a subsidiary terminates by reason of disability or retirement, the stock option thereafter may be exercised as follows:

          (i) Pre-July 14, 1998 Options: In the case of a stock option granted before July 14, 1998, during the five years after the date of such termination of employment or the remaining stated period of the stock option, whichever period is shorter, to the full extent of the stock option regardless of the extent to which it was exercisable at the time of termination of employment (including termination less than one year after the date of grant); provided, however, that if the optionee dies within a period of five years after such termination of employment, any unexercised stock option may be exercised thereafter, during either (1) the period ending on the later of (i) five years after such termination of employment and (ii) one year after the date of death or (2) the period remaining in the stated term of the stock option, whichever period is shorter.

         (ii) Post-July 13, 1998 Options: In the case of a stock option granted on or after July 14, 1998, during the remaining stated period of the stock option, to the full extent of the stock option regardless of the extent to which it was exercisable at the time of termination of employment (including termination less than one year after the date of grant).

For purposes of this Paragraph 6, "retirement" shall mean voluntary termination of employment with the Company or a subsidiary after the optionee has attained age 55 with the approval of the Committee; or after the optionee has attained age 65. An optionee shall not be considered disabled for purposes of this Paragraph 6, unless he or she furnishes such medical or other evidence of the existence of the disability as the Committee, in its sole discretion, may require.

          (g) Effect of Other Termination of Employment. If a participant's employment terminates for any reason, other than disability, death or retirement, each stock option and stock appreciation right held by such participant shall be subject to the following:

          (i) Pre-July 14, 1998 Options: In the case of a stock option granted before July 14, 1998, the stock option shall terminate upon such termination of employment.

         (ii) Post-July 13, 1998 Options: In the case of a stock option granted on or after July 14, 1998, unless otherwise determined by the Committee, if such termination is for reasons other than for Cause the stock option shall be exercisable during (1) the period of 90 days after such termination or (2) the period remaining in the stated term of the stock option, whichever period is shorter, but only to the extent to which the stock option was exercisable at the time of termination of employment; and if such termination is for Cause the stock option shall terminate upon such termination of employment.

For purposes of this Plan, the term "Cause" shall have the meaning defined in any employment agreement between the participant and the Company or a subsidiary then in effect or, if no such employment agreement is then in effect, "Cause" shall mean:

           (i) The participant's willful and continued failure substantially to perform the duties of his or her position after notice and opportunity to cure;

          (ii) Any willful act or omission by the participant constituting dishonesty, fraud or other malfeasance, which in any such case is demonstrably injurious to the financial condition or business reputation of the Company or any of its affiliates; or

         (iii) A felony conviction in a court of law under the laws of the United States or any state thereof or any other jurisdiction in which the Company or a subsidiary conducts business which materially impairs the value of the participant's services to the Company or any of its subsidiaries;

provided, however, that, for purposes of this definition, no act or failure to act shall be deemed "willful" unless effected by the participant not in good faith and without a reasonable belief that such action or failure to act was in or not opposed to the Company's best interests, and no act or failure to act shall be deemed "willful" if it results from any incapacity of the participant due to physical or mental illness.

          (h) Termination of Employment After Change in Control Negotiations Have Commenced. For purposes of this Section 6, a termination of employment of a participant by the Company without Cause after the commencement of negotiations with a potential acquirer or business combination partner will be deemed to be a termination of employment immediately after a Change in Control if such negotiations result in a transaction constituting a Change in Control.

          (i) Additional Agreements of Optionee and Restrictions on Transfer. The Committee may require each person purchasing shares pursuant to exercise of a stock option to represent to and agree with the Company in writing that the shares are being acquired without a view to distribution thereof. The certificates for shares so purchased may include any legend which the Committee deems appropriate to reflect any restrictions on transfers. The Committee also may impose, in its discretion, as a condition of any option, any restrictions on the transferability of shares acquired through the exercise of such option as it may deem fit. Without limiting the generality of the foregoing, the Committee may impose conditions restricting absolutely the transferability of shares acquired through the exercise of options for such periods as the Committee may determine and, further, in the event the optionee's employment by the Company or a subsidiary terminates during the period in which such shares are nontransferable, the optionee may be required, if required by the related option agreement, to sell such shares back to the Company at such price and on such other terms as the Committee may have specified in the stock option agreement.

          (j) Nontransferability of Stock Options. Except as otherwise provided in this Paragraph 6(i), a stock option shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution and during the lifetime of an optionee a stock option shall be exercisable only by the optionee. A stock option exercisable after the death of an optionee or a transferee pursuant to the following sentence may be exercised by the legatees, personal representatives or distributees of the optionee or such transferee. The Committee may, in its discretion, authorize all or a portion of the stock options previously granted or to be granted to an optionee to be on terms which permit irrevocable transfer for no consideration by such optionee to (i) any or all of the spouse, children or grandchildren of the optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of the optionee and/or any or all of such Immediate Family Members, or (iii) a partnership in which the optionee and/or any or all of such Immediate Family Members are the only partners, provided that subsequent transfers of transferred options shall be prohibited except those in accordance with the first sentence of this Paragraph 6(i). Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of employment of Paragraphs 6(e), 6(f), and 6(g) hereof shall continue to be applied with respect to the original optionee, following which the stock options shall be exercisable by the transferee only to the extent, and for the periods specified, in Paragraphs 6(e), 6(f) and 6(g). The Committee may delegate to an administrative committee the authority to authorize transfers, establish terms and conditions upon which transfers may be made and establish classes of optionees eligible to transfer options, as well as to make other determinations with respect to option transfers.

7.       Terms and Conditions of Stock Appreciation Rights

          (a) Grants. The Committee also may grant stock appreciation rights in connection with stock options granted under the Plan, either at the time of grant of options or subsequently. Stock appreciation rights shall cover the same shares covered by a stock option (or such lesser number of shares of Common Stock as the Committee may determine) and shall be subject to the same terms and conditions as the stock option (including limitations on transferability) except for such additional limitations as are contemplated by this Paragraph 7 (or as may be included in a stock appreciation right granted hereunder).

          (b) Terms. Each stock appreciation right shall entitle an optionee to surrender to the Company an unexercised option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to the excess of the Fair Market Value on the exercise date of one share of Common Stock over the option price per share times the number of shares covered by the stock option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in shares of Common Stock or in cash, or partly in shares and partly in cash, valued at such Fair Market Value, all as shall be determined by the Committee. Stock appreciation rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of shares of Common Stock subject to an exercisable option with respect to which the stock appreciation right is being exercised. No fractional shares of Common Stock will be issued in payment for stock appreciation rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of shares will be rounded downward to the next whole share.

          (c) Limitations on Exercisability. The Committee shall impose such conditions upon the exercisability of stock appreciation rights as will result, except upon the occurrence of an event contemplated by limited stock appreciation rights granted pursuant to Paragraph 7(d) or contemplated by the provisions of Paragraph 9, in the amount to be charged against the Company's consolidated income by reason of stock appreciation rights not to exceed, in any one calendar year, two percent of the Company's prior calendar year's consolidated income before income taxes. The Committee also may impose, in its discretion, such other conditions upon the exercisability of stock appreciation rights as it may deem fit.

          (d) Limited Stock Appreciation Rights. The Committee may grant limited stock appreciation rights which are exercisable upon the occurrence of specified contingent events. Such stock appreciation rights may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that related stock options or stock appreciation rights or both are not exercisable while such limited stock appreciation rights are exercisable. Unless the context otherwise requires, whenever the term "stock appreciation right" is used in the Plan, such term shall include limited stock appreciation rights.

8.       Transfers and Leaves of Absence

         For purposes of the Plan: (a) a transfer of an employee from the Company to a 50% or more owned subsidiary, partnership, venture or other affiliate (whether or not incorporated) or vice versa, or from one such subsidiary, partnership, venture or other affiliate to another, (b) a leave of absence, duly authorized in writing by the Company, for military service or sickness or for any other purpose approved by the Company if the period of such leave does not exceed 90 days, or (c) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided the employee's right to re-employment is guaranteed either by statute or by contract, shall not be deemed a termination of employment under the Plan.

9.       Adjustments Upon Changes in Capitalization or Other Events

         Upon changes in the Common Stock of the Company by reason of a stock dividend, stock split, reverse split, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization or liquidation, the number and class of shares available under the Plan as to which stock options or stock appreciation rights may be granted (both in the aggregate and to any one optionee), the number and class of shares under each option and the option price per share, and the terms of stock appreciation rights, shall be correspondingly adjusted by the Committee, such adjustments to be made in the case of outstanding options without change in the total price applicable to such options. In the event of a merger, consolidation, combination, reorganization or other transaction in which the Company will not be the surviving corporation, an optionee shall be entitled to options on that number of shares of stock in the new corporation which the optionee would have received had the optionee exercised all of the unexercised options available to the optionee under the Plan, whether or not then exercisable, at the instant immediately prior to the effective date of such transaction, and if such unexercised options had related stock appreciation rights the optionee also will receive new stock appreciation rights related to the new options. Thereafter, adjustments as provided above shall relate to the stock options or stock appreciation rights of the new corporation.

         Except as otherwise specifically provided in the stock option or stock appreciation right, in the event of a Change in Control, merger, consolidation, combination, reorganization or other transaction in which the shareholders of the Company will receive cash or securities (other than common stock) or in the event that an offer is made to the holders of Common Stock of the Company to sell or exchange such Common Stock for cash, securities or stock of another corporation and such offer, if accepted, would result in the offeror becoming the owner of (a) at least 50% of the outstanding Common Stock of the Company or
(b) such lesser percentage of the outstanding Common Stock which the Committee in its sole discretion determines will materially adversely affect the market value of the Common Stock after the tender or exchange offer, the Committee shall, prior to the shareholders' vote on such transaction or prior to the expiration date (without extensions) of the tender or exchange offer, (i) accelerate the time of exercise so that all stock options and stock appreciation rights which are outstanding shall become immediately exercisable in full without regard to any limitations of time or amount otherwise contained in the Plan or the stock options or stock appreciation rights and/or (ii) determine that the stock options and stock appreciation rights shall be adjusted and make such adjustments by substituting for Common Stock of the Company subject to options and stock appreciation rights, common stock of the surviving corporation or offeror if such stock of such corporation is publicly traded or, if such stock is not publicly traded, by substituting common stock of a parent of the surviving corporation or offeror if the stock of such parent is publicly traded, in which event the aggregate option price shall remain the same and the number of shares subject to option shall be the number of shares which could have been purchased on the closing day of such transaction or the expiration date of the offer with the proceeds which would have been received by the optionee if the stock option had been exercised in full prior to such transaction or expiration date and the optionee had exchanged all of such shares in the transaction or sold or exchanged all of such shares pursuant to the tender or exchange offer, and if any such option has related stock appreciation rights, the stock appreciation rights shall likewise be adjusted; provided, however, that, in the event of a Change in Control, the acceleration of the exercisability of options and stock appreciation rights under clause (i) of this paragraph shall occur automatically and without the requirement of action by the Committee.

         For purposes of this Plan, "Change in Control" means the occurrence of any of the following events after the effective date of the amendment and restatement of the Plan:

          (i) Any "person," as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

         (ii) During any period of two consecutive years commencing on July 14, 1998, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person (as defined above) who has entered into an agreement with the Company to effect a transaction described in subsections (i), (iii) or
         (iv) of this definition) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof;

        (iii) The shareholders of the Company have approved a merger or consolidation of the Company with any other company and all other required governmental approvals of such merger or consolidation have been obtained, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (as defined above) becomes the beneficial owner (as defined above) of more than 20% of the combined voting power of the Company's then outstanding securities; or

         (iv) The shareholders of the Company have approved a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, and all other required governmental approvals of such transaction have been obtained.

10.      Use of Proceeds

         Proceeds from the sale of shares of Common Stock pursuant to exercise of options granted under the Plan shall constitute general funds of the Company.

11.      Amendments

         The Board of Directors may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of any optionee under any option theretofore granted, without the optionee's consent, or which, without the approval of the shareholders of the Company, would:

          (a) Except as is provided in Paragraph 9 of the Plan, increase the total number of shares reserved for the purposes of the Plan or change the maximum number of shares for which options may be granted to any optionee.

          (b) Decrease the option price to less than 100% of Fair Market Value on the date of grant of a stock option.

          (c) Change the employees (or class of employees) eligible to receive options under the Plan.

          (d) Materially increase the benefits accruing to employees participating under the Plan.

12.      Effectiveness of the Plan and Amendments

         The Plan became effective upon approval by the shareholders at the 1991 Annual Meeting. The Amendments proposed in 1995 became effective upon approval by the shareholders at the 1995 Annual Meeting. Paragraph 6(f) as amended became applicable to all options outstanding at the date of the 1995 Annual Meeting and thereafter. Paragraph 6(i) as amended became effective upon approval by the Board of Directors at its July 16, 1997 meeting. The amendment and restatement of the Plan in connection with the reorganization of the Company and the change of the name of the Company to R.H. Donnelley Corporation became effective as of July 14, 1998.

                           R. H. DONNELLEY CORPORATION
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                               AMENDMENT No. 1 TO

                     1991 KEY EMPLOYEES' STOCK OPTION PLAN,
                   (As Amended and Restated on July 14, 1998)


         The Board of Directors of R.H. Donnelley Corporation has determined it desirable to amend the 1991 Key Employees' Stock Option Plan, as Amended and Restated on July 14, 1998, (the "Plan") to provide the Board with greater flexibility in determining who shall be eligible to receive awards under the Plan.

         Therefore the Plan is hereby amended as follows:

         Section 4 of the Plan is hereby eliminated in its entirety and replaced with the following:

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"4.      Eligibility

         Key employees, consultants and advisors (but not members of the Committee and any person who serves only as a Director) of the Company, its subsidiaries (within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code")) and its Participating Affiliates (as defined below), who are from time to time responsible for the management, growth and protection of the business of the Company, its subsidiaries and Participating Affiliates, are eligible to be granted stock options or stock appreciation rights under the Plan. Participating Affiliates shall refer to those entities in which the Company or its subsidiaries has a significant equity interest, as such shall be determined, from time to time, in the sole discretion of the Committee. The participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares to be covered by the stock options or stock appreciation rights or both granted to each participant. An employee may not be granted a stock option, however, if at the time such option is to be granted, such employee owns stock of the Company or any of its subsidiaries possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any such subsidiary. For purposes of the preceding sentence, the attribution rules of stock ownership set forth in Section 424(d) of the Code shall apply. The granting of a stock option or stock appreciation right under the Plan shall impose no obligation on the Company, any subsidiary or Participating Affiliate to continue the employment or retention of an optionee and shall not lessen or affect the right to terminate the employment or retention of an optionee."

         Except as hereby amended, the Plan remains in full force and effect in accordance with its terms.